As filed with the United States Securities and Exchange Commission on February 16, 2021 under the Securities Act of 1933, as amended.

No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pathfinder Acquisition Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1575384
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1950 University Avenue
Suite 350
Palo Alto, CA 94303
(650) 321-4910
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Chung
1950 University Avenue
Suite 350
Palo Alto, CA 94303
(650) 321-4910
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Matthew R. Pacey Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 (713) 836-3600	Christian O. Nagler Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Paul D. Tropp Christopher J. Capuzzi Ropes & Gray LLP 1211 Avenue of the Americas, New York, New York 10036 (212) 596-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-252498

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant	2,875,000 units	$10.00	$28,750,000	$3,137
Class A ordinary shares included as part of the units(3)	2,875,000 shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	575,000 warrants	—	—	—	(4)
Total			$28,750,000	$3,137	(5)

(1)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-252498).
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-division, share dividends, or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $316,250,000 on its Registration Statement on Form S-1, as amended (File No. 333-252498), which was declared effective by the Securities and Exchange Commission on February 16, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $28,750,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional units.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 2,875,000 additional units of Pathfinder Acquisition Corporation, a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-fifth of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-252498) (the “Prior Registration Statement”), initially filed by the Registrant on January 28, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 16, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of February 17, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 17, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibit and Financial Statement Schedules.

(a)	Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-252498) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Kirkland & Ellis LLP.
5.2	Opinion of Walkers, Cayman Islands Counsel to the Registrant.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).
23.3	Consent of Walkers (included on Exhibit 5.2).
24	Power of Attorney (included on signature page to this Registration Statement).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, California, on the 16th day of February 2021.

PATHFINDER ACQUISITION CORPORATION

By:	/s/ David Chung
	Name:	David Chung
	Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints David Chung and Lance Taylor, each acting alone, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below on February 16, 2021.

Name	Position

/s/ Richard Lawson	Chairman
Richard Lawson

/s/ David Chung	Chief Executive Officer
David Chung	(Principal Executive Officer)

/s/ Lance Taylor	Chief Financial Officer
Lance Taylor	(Principal Financial and Accounting Officer)

/s/ Lindsay Sharma	Chief Investment Officer and Director
Lindsay Sharma

/s/ Hans Swildens	Director
Hans Swildens

/s/ J. Steven Young	Director
J. Steven Young

/s/ Steve Walske	Director
Steve Walske

/s/ Omar Johnson	Director
Omar Johnson

/s/ Paul Weiskopf	Director
Paul Weiskopf

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